EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our ten reports and all refer-ences to our Firm included in this registration statement on Form S-1 (No. 333-35449) filed by TRIAD Medical Inc.

Arthur Andersen LLP

Houston, Texas
October 28, 1997